Exhibit 10.8

SURFACE SITE LEASE

STATE OF TEXAS	§
§
[*]	§

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CROWNROCK, L.P., (hereinafter referred to as “Lessor”), with an address of P.O. Box 52507, Midland, Texas 79710, hereby leases and lets to BitStream Mining, LLC, whose mailing address is 470 S. Main Street, Suite 400, San Antonio, Texas 78006 (hereinafter referred to as “Lessee”), a lease to a tract of land measuring no more than twenty (20) acres, being twelve hundred feet (1200’) in length by seven hundred twenty-six feet (726’) in width (the “Surface Site’) to construct, operate, maintain, inspect, test, protect, repair, replace, alter and remove (i) [*]

                                                                              , as shown on Exhibit “A” attached hereto and made a part hereof, for housing/handling computing and communication hardware together with servers, racks, network connectivity infrastructure, storage infrastructures, monitoring structures, security devices, cooling and air flow systems and fire protection equipment as may reasonably be necessary for Lessee’s operation and maintenance of said [*]           and (ii) an area measuring twenty feet (20’) by five thousand five hundred fifty-four feet (5,554’) for a road (“Road”) to access said [*]        , and in connection therewith, to remove trees, vegetation and undergrowth, subject to the following terms, provisions and limitations.

The Surface Site and Road shall be

1.	Construction. Lessee may have ingress and egress to the Surface Site using existing roads only to access the Surface Site, this lease shall not authorize Lessee to utilize any other portion of the Lessor’s property, and all construction, use and maintenance activities shall take place within the boundaries of the surface site and workspace described herein.

2.	Purpose of Surface Site and Road. It is understood between Lessor and Lessee that this Surface Site Lease is granted for the purpose of allowing Lessee to handle distribution of telecommunication and computation work. No additional or other use of this lease is authorized without the Lessor’s prior written consent. Lessee acknowledges that any additional or other use (to which Lessor might consent), would constitute an increase of the burden upon Lessor’s estate, and that Lessor shall be entitled to additional compensation for the same, at a rate to be negotiated by Lessor and Lessee at the time any such additional or other use is authorized.

3.	Term and Termination of Lease.

This Surface Site Lease is granted for a term of ten (10) years (hereinafter referred to as “Initial term”) from the date of final execution hereof with an additional term of ten (10) years (hereinafter referred to as “2nd term”). If the Surface Site and Road ceases to be used or maintained for any period of twelve (12) consecutive months (excluding periods of force majeure), the lease shall ipso facto terminate and all rights hereunder shall revert to Lessor. Within one hundred and eighty (180) days from the termination of this lease, Lessee shall remove all of Lessee’s property located on the surface of the ground and shall either remove all equipment and related services. The surface shall be restored to its original condition as near as reasonably practical. Notwithstanding anything contained herein, Lessee agrees to commence the construction of its [*]              within twelve (12) months of the date of this Surface Site Lease; provided, however, if Lessee fails to commence the construction of [*]              within such twelve (12) month period, then this Surface Site Lease shall automatically terminate.

If Lessee fails to remove the equipment and related property and restore the surface in accordance with the provisions of this Surface Site Lease within one hundred and eighty (180) days from the termination of this lease, Lessor shall be entitled to take ownership of or remove the equipment and restore the surface to its original condition as nearly as practical or contract with a third party to conduct such work. Lessee shall immediately, upon receipt of an invoice or statement from Lessor, reimburse Lessor for any reasonable removal and restoration costs incurred by Lessor in connection with this Surface Site Lease.

4.	Compensation. Lessee shall pay to Lessor in consideration for this Surface Site Lease ([*] and road) during Initial term (i) three (3%) percent royalty on all gross electricity used indexed to the West Hub as posted by The Electric Reliability Council of Texas (ERCOT), (ii) no negative prices shall be deducted from royalty payments, (iii) a floor of zero per kw-hour and (iv) payments made monthly to Lessor by Lessee. During 2nd term (i) three (3%) percent royalty on gross electricity used indexed to the West Hub as posted by EROCT, (ii) no negative prices shall be deducted from royalty payments and the floor for electrical prices shall be $0.00/ MWh, (iii) a minimum usage of seven thousand three hundred (7,300) MWh per month and (iv) payments made monthly to Lessor by Lessee. If the West Hub index posted by ERCOT ceases to be posted or published, the parties shall mutually agree to a similar hub to replace the West Hub.

5.	Assignment. Lessee may assign not less than all of its rights in this Surface Site Lease, provided such assignment shall not relieve Lessee of its obligation herein to indemnify Lessor for claims to the extent they arise from Lessee’s operations in the lease prior to such assignment. Nothing herein shall authorize Lessee to allow any third party to use any part of the property covered by this lease for any purpose. In the event Lessee shall assign this lease, Lessee shall give Lessor or Lessor’s successors in title written notice of such assignment and provide a copy of such assignment within 30 days of such assignment.

6.	Taxes and Other Fees. Lessee shall pay any ad valorem taxes and all other fees and assessments attributable to the surface site and equipment located thereon before such become delinquent.

7.	Notice to Lessor. Except in the case of emergency, Lessee shall notify Lessor at least twenty-four (24) hours before any construction or maintenance operations are to commence on the premises by Lessee or its contractors or sub-contractors.

8.	Damages. The compensation paid by Lessee upon execution and delivery of this Surface Site Lease are as stated above within paragraph 4 and shall encompasses all typical and reasonable surface and other damages occasioned (or to be occasioned) by the construction of [*] . In connection with atypical or extraordinary damages incurred during the construction of the [*] or future operations by Lessee on the Surface Site, Lessee shall be liable for any actual damage to Lessor’s property, including livestock, improvements, rangeland, crops, trees and water sources and facilities to the extent arising out of Lessee’s and Lessee’s employees’, contractors’ and agents’ use, construction, maintenance, operation or removal of the [*] Lessee agrees to pay Lessor for such damages within thirty (30) days of the occurrence of such damages.

9.	Fences and Gates. Lessee may install a fence around the perimeter of the Surface Site. If Lessee cuts any of Lessor’s fences in its construction or maintenance operations, Lessee shall secure the fence with “H” braces and rebuild it (utilizing similar materials) to as good or better condition as it was prior to the construction of [*] . Lessee shall be allowed to construct substantial gates at any fence crossings. All gates shall be kept closed at all times when vehicles are not passing through, and all gates in Lessor’s exterior fences shall also remain locked. Such exterior gates shall be equipped with multiple locking devices so as to provide separate locks for Lessor and Lessee. Gates constructed by Lessee as referenced above shall be maintained in good operating condition by Lessee for so long as this Surface Site Lease remains in force, and will become the property of Lessor when this Surface Site Lease terminates.

10.	Lessee shall not have any right to drill any type of water well from Lessors lands or Surface Site Lease. Lessee shall not have any right to use water from Lessor’s stock tanks, streams or lakes. Lessee shall not have any right to transport any water other than Lessor’s, over, across or under Lessor’s lands or Surface Site Lease without Lessor’s written consent. Lessor does agree to sell to Lessee water at a rate of fifty cents ($.50) per barrel. Lessor agrees to meter all water used and build a pipeline to Lessee.

11.	Restoration of Surface. Any soil contaminated by Lessee with Hazardous Materials (as defined in Section 13) shall be removed and replaced with good topsoil. Lessee shall keep the premises occupied by this Surface Site Lease clear of all trash.

12.	No Facilities. No housing structures or disposal sites shall be placed on the premises under any circumstances.

13.	No Firearms. Lessee and its agents, employees, contractors, subcontractors, or guests shall not be permitted to carry any firearms on the property, nor to hunt or have any dogs thereon.

14.	Contamination and Compliance with Environmental Laws. ln its construction, maintenance and operation of [*] authorized by this agreement, Lessee agrees to cause all its employees, agents, contractors, or any other persons present on the premises in connection with Lessee’s operation of [*] constructed hereunder to comply with all applicable Environmental Laws.

15.	Breach of Environmental Laws. In the event Lessee is in breach of any of its covenants or agreements as set forth above, Lessee, to the extent any damage is caused by Lessee, at its sole expense, shall take all action required, including environmental cleanup, to comply with the representations, warranties, and covenants herein or applicable legal requirements and, in any event, shall take all action deemed necessary under all applicable Environmental Laws. Lessor shall have the right, but not the obligation, to advise appropriate governmental authorities of any environmental condition that constitutes or may constitute a breach of Lessee’s obligations hereunder, and to take all actions deemed necessary under applicable Environmental Laws. In exercising this right, Lessor does not waive any rights to recover from Lessee, who to the extent Lessee bears responsibility for such costs.

16.	Indemnification.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LESSEE, ITS SUCCESSORS AND ASSIGNS, AGREES TO INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS LESSOR AND LESSOR’S REPRESENTATIVES, AGENTS, SURFACE LESSEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, “INDEMNITEES”) FOR, FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, LIENS, FINES, PENALTIES, CAUSES OF ACTION, SUITS, CHARGES, JUDGMENTS, ADMINISTRATIVE ORDERS, REMEDIATION REQUIREMENTS, ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS’ FEES AND EXPENSES, INCLUDING ALL ATTORNEY’S FEES AND EXPENSES INCURRED IN ENFORCING THIS INDEMNITY) OF ANY NATURE, KIND OR DESCRIPTION OF ANY PERSON OR ENTITY, BUT ONLY TO THE EXTENT CAUSED BY THE ACTIONS OF LESSEE IN UTILIZING THE SURFACE SITE LEASE, OR ANY ACT OR OMISSION OF LESSEE, ANY CONTRACTOR, SUBCONTRACTOR, ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM, OR ANYONE THAT THEY CONTROL OR EXERCISE CONTROL OVER (COLLECTIVELY, “LIABILITIES”), AND EXCLUDING SUCH LIABILITIES TO THE EXTENT THEY ARISE FROM OR ARE ATTRIBUTED TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE. LESSOR SHALL PROMPTLY ADVISE LESSEE OF ANY ACTION, ADMINISTRATIVE OR LEGAL PROCEEDING OR INVESTIGATION TO WHICH THIS INDEMNIFICATION MAY APPLY, AND OF WHICH LESSOR HAS RECEIVED NOTICE, AND LESSEE AT LESSEE’S EXPENSE, SHALL ASSUME ON BEHALF OF LESSOR (AND THE OTHER INDEMNITEES) AND CONDUCT WITH DUE DILIGENCE AND IN GOOD FAITH THE DEFENSE THEREOF WITH COUNSEL REASONABLY SATISFACTORY TO LESSOR; PROVIDED, HOWEVER, THAT ANY INDEMNITEE SHALL HAVE THE RIGHT, AT ITS OPTION, TO BE REPRESENTED THEREIN BY COUNSEL OF ITS OWN SELECTION AND AT ITS OWN EXPENSE. THIS INDEMNIFICATION OBLIGATION SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

17.	Additional Indemnification. LESSEE, ITS SUCCESSORS AND ASSIGNS, SHALL, INDEMNIFY, DEFEND AND HOLD LESSOR, ITS SHAREHOLDERS, MEMBERS, MANAGERS, OFFICERS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS, HARMLESS FROM AND AGAINST ALL CLAIMS TO THE EXTENT ARISING OUT OF OR RESULTING FROM LESSEE’S (i) FAILURE TO COMPLY WITH ALL APPLICABLE LOCAL, FEDERAL AND/OR STATE ENVIRONMENTAL LAWS, INCLUDING BUT LIMITED TO THE RESOURCE CONSERVATION AND RECOVERY ACT (RCRA) AND THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (CERCLA) (AS THEY MAY BE REAUTHORIZED AND/OR AMENDED) AND ALL OTHER LOCAL, FEDERAL AND STATE LAWS, IN CONSTRUCTING, RECONSTRUCTING, INSPECTING, PATROLLING, OPERATING, MAINTAINING AND REMOVING ITS EQUIPMENT ON THE SURFACE SITE, OR (ii) HANDLING, STORING, RELEASING OR TRANSPORTING OR DISPOSING OF ALL SUBSTANCES, INCLUDING BUT NOT LIMITED TO HAZARDOUS SUBSTANCES AND HAZARDOUS WASTES, ON OR FROM THE SURFACE SITE OR ANY OTHER LANDS OF LESSOR, PROVIDED HOWEVER, LESSEE SHALL NOT BE REQUIRED TO PROVIDE INDEMNIFICATION HEREUNDER TO THE EXTENT OF THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR, ITS SHAREHOLDERS, MEMBERS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES OR AFFILIATES.

18.	Reservation of Use of Property. Lessor will not change the grade of or plant trees or install structures, ponds or other obstructions on the Surface Site. This lease is made subject to any and all existing easements, prescriptive rights, rights-of-way, leases, including valid oil, gas, and mineral leases, subleases, licenses, and permits affecting the property covered by this lease, or any part thereof, which are of record, and all presently recorded matters that affect the property covered by this lease. Lessor further reserves the right to grant future easements, leases and subleases covering the property surrounding and under this Surface Site Lease or any part thereof to the extent the same do not unduly interfere with Lessee’s rights hereunder.

19.	Memorandum. The parties hereto elect not to record this Surface Site Lease, and agree to execute a recording memorandum as shown on Exhibit “B”, which Lessee can file of record. The consideration paid to Lessor by Lessee for this lease shall be kept confidential, and Lessor agrees not to disclose the same to any third parties without Lessee’s prior written consent.

20.	No Warranty. This Surface Site Lease is granted by Lessor without warranty of title, express or implied, and without warranty or representation as to the condition of the property covered by this lease.

21.	Applicable Law. This Surface Site Lease shall be construed and enforced in accordance with the laws of the State of Texas. Venue for any cause of action for enforcement of this lease shall be in [*] , Texas.

22.	Counterparts. This Surface Site Lease may be signed in counterparts and all such counterparts shall be deemed originals and be binding upon each party executing any counterpart and upon their respective heirs, representatives, successors and assigns.

23.	Entire Agreement. This Surface Site Lease contains the entire agreement between the parties and there are not any other representations or statements, verbal or written, that have been made, modifying, adding to, or changing the terms of this lease.

24.	Notice of Default. No failure to comply with any covenant on the part of Lessee shall be construed as a breach of this Surface Site Lease unless and until written notice has first been given to Lessee that Lessor believes Lessee has failed to comply with such covenant, setting out the grounds therefore, and Lessee then fails to correct such failure within fifteen (15) days after receipt of such notice.

25.	Audit. Each Party will have the right at all reasonable times during the term of this Agreement to audit the books and records of the other Party, including the ability to make and retain copies of the same, to the extent reasonably necessary to verify performance under the terms and conditions of the Agreement, including, without limitation, toe accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement, providing that the auditing Party will protect the confidentiality of the books and records made available by the other Party. Additionally, each Party reserve the right to perform site inspections or carry out field visits of the assets and related measurement equipment being audited. The Parties shall agree in good faith on a mutually acceptable time and location to commence any audit initiated under the terms of this Section, and such audit shall be performed in reasonable accommodations at the relevant offices or other work locations of the Party to be audited. The Party subject to the audit shall respond to all exceptions and claims of discrepancies within sixty (60) days of receipt thereof. The accuracy of any statement, allocation, measurement, computation, charge, or payment or other determination of any kind made pursuant to this Agreement shall be conclusively presumed to be correct after the end of the twenty-four (24) months Period next following the end of the calendar year in which the statement, allocation, measurement, computation, charge, or payment or other determination was made if not challenged (claimed) in writing prior to thereto.

Billing Adjustments. Each Party must promptly notify the other Party of any overcharges or undercharges that are discovered after payment has been made. Within 30 days of such notice, either party will refund or pay the amount of any overcharge or undercharge.

[Signatures on Next Page]

EXECUTED this 9th day of December, 2021.

LESSOR:

CROWNROCK, L.P.,

By:	CrownRock GP, LLC, its general partner

By:	/s/ Robert W. Floyd
Robert W. Floyd, President

LESSEE:

By:	BITSTREAM MINING, LLC

By:	/s/ M. Britt Swann
M. Britt Swann, President

STATE OF TEXAS	§
§
COUNTY OF MIDLAND	§

This instrument was acknowledged before me on this 10 day of December, 2021, by Robert W. Floyd, as President of CrownRock GP, LLC, as General Partner of CrownRock, LP, a Delaware limited partnership, on behalf of said limited liability company and said limited partnership.

My Commission Expires:	8/4/2024	Notary Public in and for said county and state

STATE OF TEXAS	§
§
COUNTY OF KENDALL	§

The foregoing instrument was acknowledged before me this 9 day of December, 2021 by M. BrittSwann, as President of Bit Stream Mining LLC, a Texas limited liability company, on behalf of said company.

My Commission Expires:	9/12/2023	Notary Public in and for said county and state

Exhibit A – Illustration of the Surface Site and Road

Exhibit B – Memorandum of Surface Site Lease